Exhibit 16.1




February 24, 2003



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549-0410


Dear Sir:

Aktinson & Co., has reviewed the Form 8-K for Protalex, Inc. and agrees with all statements therein.


Sincerely yours,

                                                 Martin E. Mathisen, CPA

Martin E. Mathisen, CPA

MEM:tmm